Exhibit 5.2

53rd at Third
885 Third Avenue
New York, New York 10022-4834
Tel: (212) 906-1200 Fax: (212) 751-4864
www.lw.com

FIRM / AFFILIATE OFFICES
	Boston	New York
	Brussels	Northern Virginia
July 18, 2005	Chicago	Orange County
	Frankfurt	Paris
	Hamburg	San Diego
Atlantic Express Transportation Corp.	Hong Kong	San Francisco
7 North Street	London	Shanghai
Staten Island, New York 10302-1205	Los Angeles	Silicon Valley
	Milan	Singapore
	Moscow	Tokyo
	New Jersey	Washington, D.C.

File No. 024896-0016

Re:                               Registration Statement on Form S-4 (File No. 333-116749)

Ladies and Gentlemen:

We have acted as special counsel to Atlantic Express Transportation Corp., a New York corporation (the “Company”), in connection with the registration of (i) $105,000,000 in aggregate principal amount of the Company’s 12% Series B Senior Secured Notes due 2008 (the “12% Exchange Notes”), (ii) $10,000,000 in aggregate principal amount of the Company’s Series B Senior Secured Floating Rate Notes due 2008 (the “Floating Rate Exchange Notes” and, together with the 12% Exchange Notes, the “Exchange Notes”) and (iii) the guarantees of the Exchange Notes (the “Guarantees”) by each of the entities listed on Schedule A hereto (each a “Guarantor” and, collectively, the “Guarantors”), under the Indenture dated as of April 22, 2004, as supplemented by the First Supplemental Indenture dated as of March 3, 2005 (collectively, the “Indenture”), among the Company, the Guarantors and The Bank of New York, as trustee (the “Trustee”), and pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 23, 2004 (File No. 333-116749), as amended by Amendment No. 1 filed with the Commission on November 12, 2004, Amendment No. 2 filed with the Commission on April 19, 2005 and Amendment No. 3 filed with the Commission on June 8, 2005 (collectively, the “Registration Statement”).  The Exchange Notes and Guarantees will be issued in exchange for the Company’s outstanding 12% Series A Senior Secured Notes due 2008 and Series A Senior Secured Floating Rate Notes due 2008 (together, the “Outstanding Notes”) on the terms set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and the letter of transmittal filed as an exhibit thereto.  Capitalized terms used herein without definition have the meanings assigned to them in the Indenture. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to the enforceability of the Exchange Notes and the Guarantees.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

We are opining herein as to the internal laws of the State of New York and the general corporation law of the States of California and Illinois, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or in the case of California and Illinois, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.  We have separately provided to you an opinion with respect to various matters under the laws of the State of New York and the General Corporation Law of the State of Delaware relating to the Company, the Exchange Notes and the Guarantees of the Guarantors listed on Schedule B hereto (the “New York and Delaware Guarantors”).  The law firms listed on Schedule C hereto have separately provided to you opinions covering various matters relating to the Guarantees of the respective Guarantors listed next to the name of such firms under the laws of the respective states listed next to the name of such firms, and we express no opinion with respect to those matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof,  the Guarantees have been duly authorized by all necessary corporate action of the Guarantors listed on Schedule D hereto (the “California and Illinois Guarantors”), and when the Exchange Notes have been duly executed, issued, authenticated and delivered by or on behalf of the Company against delivery and payment therefor in accordance with the Indenture and in exchange for the Outstanding Notes as contemplated by the Registration Statement and Prospectus, the Guarantees will be legally valid and binding obligations of the Guarantors, enforceable against them in accordance with their terms.

The opinion rendered above relating to the enforceability of the Guarantees is subject to the following exceptions, limitations and qualifications: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; and (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We have not been requested to express, and with your knowledge and consent, do not render, any opinion as to the applicability to the obligations of the Company under the Indenture and the Exchange Notes or the Guarantors under the Indenture or the Guarantees of Section 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations.

With your consent for purposes of this opinion, we have assumed that the Indenture has been duly authorized, executed and delivered by, and constitutes a legally valid and binding obligation of, the Trustee, the Company and each of the Guarantors other than the California and

2

Illinois Guarantors, enforceable against each of them in accordance with its terms.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws.  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference of our firm contained in the Prospectus under the heading “Validity of the Securities.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

3

SCHEDULE A

Guarantors

180 Jamaica Corp.

201 West Sotello Realty, Inc.

Amboy Bus Co., Inc.

Atlantic Express Coachways, Inc.

Atlantic Express New England, Inc.

Atlantic Express of California, Inc.

Atlantic Express of Illinois, Inc.

Atlantic Express of L.A. Inc.

Atlantic Express of Missouri Inc.

Atlantic Express of New Jersey, Inc.

Atlantic Express of Pennsylvania, Inc.

Atlantic Paratrans of Arizona, Inc.

Atlantic Paratrans of NYC, Inc.

Atlantic Paratrans, Inc.

Atlantic Queens Bus Corp.

Atlantic Transit, Corp.

Atlantic-Conn. Transit, Inc.

Atlantic-Hudson, Inc.

Block 7932, Inc.

Brookfield Transit Inc.

Central New York Reorganization Corp.

Courtesy Bus Co., Inc.

Fiore Bus Service, Inc.

Groom Transportation, Inc.

G.V.D. Leasing Co., Inc.

James McCarty Limo Service, Inc.

Jersey Bus Sales, Inc.

Jersey Business Land Co., Inc.

K. Corr, Inc.

Merit Transportation Corp.

Metro Affiliates, Inc.

Metropolitan Escort Service, Inc.

Midway Leasing Inc.

Mountain Transit, Inc.

R. Fiore Bus Service, Inc.

Raybern Bus Service, Inc.

Raybern Capital Corp.

Raybern Equity Corp.

Robert L. McCarthy & Son, Inc.

Staten Island Bus, Inc.

Temporary Transit Service, Inc.

T-NT Bus Service, Inc.

Transcomm, Inc.

Winsale, Inc.

Wrightholm Bus Line, Inc.

SCHEDULE B

New York Guarantors

180 Jamaica Corp.

Amboy Bus Co., Inc.

Atlantic Paratrans, Inc.

Atlantic Paratrans of NYC, Inc.

Atlantic Queens Bus Corp.

Atlantic Transit, Corp.

Atlantic-Hudson, Inc.

Block 7932, Inc.

Brookfield Transit Inc.

Central New York Reorganization Corp.

Courtesy Bus Co., Inc.

GVD Leasing Co., Inc.

K. Corr, Inc.

Merit Transportation Corp.

Metro Affiliates, Inc.

Metropolitan Escort Service, Inc.

Midway Leasing Inc.

Raybern Bus Service, Inc.

Raybern Capital Corp.

Raybern Equity Corp.

Staten Island Bus, Inc.

Temporary Transit Service, Inc.

T-NT Bus Service, Inc.

Delaware Guarantor

Atlantic Express of Pennsylvania, Inc.

SCHEDULE C

Law Firm	State	Guarantors
Spencer Fane Britt & Browne LLP	Missouri	Atlantic Express of Missouri, Inc.

Silverman Sclar Shin & Byrne PLLC	New Jersey	Atlantic Express Coachways, Inc. Atlantic Express of New Jersey, Inc. Jersey Bus Sales, Inc. Jersey Business Land Co., Inc. Winsale, Inc.

Gallagher & Kennedy, P.A.	Arizona	Atlantic Paratrans of Arizona, Inc.

Day, Berry & Howard LLP	Massachussets	Atlantic Express New England, Inc. Fiore Bus Service, Inc. Groom Transportation, Inc. James McCarty Limo Service, Inc. R. Fiore Bus Service, Inc. Robert L. McCarthy & Son, Inc. Transcomm, Inc.

Day, Berry & Howard LLP	Connecticut	Atlantic-Conn. Transit, Inc.

David S. Chien, Esq.	Vermont	Mountain Transit, Inc. Wrightholm Bus Line, Inc

SCHEDULE D

California Guarantors

201 West Sotello Realty, Inc.

Atlantic Express of California, Inc.

Atlantic Express of L.A., Inc.

Illinois Guarantor

Atlantic Express of Illinois, Inc.